EXHIBIT 23


                           AMOCO EMPLOYEE SAVINGS PLAN


                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-52579, 33-66170 and 33-42950) of the
   Amoco Employee Savings Plan of our report dated June 15, 1994 appearing on page 3 of this Form 11-K.





   PRICE WATERHOUSE

   Chicago, Illinois
   June 22, 1994